                                                      RE: NN, Inc.
                                                      2000 Waters Edge Drive
                                                      Johnson City, TN  37604

FOR FURTHER INFORMATION:

AT THE COMPANY:                                 AT FRB|WEBER SHANDWICK
---------------                                 ----------------------
Will Kelly                                      Kerry Thalheim    Susan Garland
Treasurer & Manager of Investor Relations       (General info)    (Analyst info)
(423) 743-9151                                  212-445-8437      212-445-8458

FOR IMMEDIATE RELEASE
March 11, 2003

                      NN, INC. ANNOUNCES PAYMENT OF REGULAR
                             QUARTERLY CASH DIVIDEND

Johnson City, Tenn - March 11, 2003 - NN, Inc. (Nasdaq: NNBR) today announced that its Board of Directors has declared a quarterly cash dividend of $0.08 per share on the Company's common stock. This dividend is payable on April 11, 2003 to stockholders of record on March 28, 2003.

NN, Inc. manufacturers and supplies high precision bearing components, consisting of balls, rollers, seals and retainers, for leading bearing manufacturers on a global basis and had sales of US $180 million in 2001.

With the exception of the historical information contained in the release, the matters described herein contain forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation
Reform Act of 1995. Forward-looking statements involve a number of risks and uncertainties that may cause actual results to be materially different from such forward-looking statements. Such factors include, among others, general economic conditions and economic conditions in the industrial sector, competitive influences, risks that current customers will commence or increase captive production, risks of capacity underutilization, quality issues, availability of raw materials, currency and other risks associated with international trade, the
Company's dependence on certain major customers, and other risk factors and cautionary statements listed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission, including, but not limited to, the Company's Annual Report on 10-K for the fiscal year ended December 31,
2001.

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